BEAUCHAMP & COMPANY
CHARTERED ACCOUNTANTS
#205 - 788 BEATTY STREET
VANCOUVER, B.C.
V6B 2M1
PHONE: 604-688-2850
FAX: 604-688-2777

INDEPENDENT AUDITORS’ CONSENT To the Board of Directors of Candente Resource Corp.

We hereby consent to the use in this registration statement on Form 20-F of our report dated May 17, 2004 relating to the consolidated financial statements of Candente Resource Corp., which appear in such registration statements.

Vancouver, B.C.

“BEAUCHAMP & COMPANY”

August 26, 2004

Chartered Accountants